Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(96,527,660)
Realized Trading Gain (Loss) on Swaps	67,318,795
Unrealized Gain (Loss) on Market Value of Futures	767,304,135
Unrealized Gain (Loss) on Market Value of Swaps	97,159,261
Interest Income	216,337
Total Income (Loss)	$835,470,868

Expenses
Investment Advisory Fee	$1,515,771
Brokerage Commissions	1,140,497
Legal Fees	418,033
Tax Reporting Fees	276,000
SEC & FINRA Registration Expense	228,382
NYMEX License Fee	67,087
Non-interested Directors' Fees and Expenses	15,591
Audit Fees	13,151
Prepaid Insurance Expense	1,861
Total Expenses	$3,676,373
Net Gain (Loss)	$831,794,495

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/09	$3,188,234,734
Net Gain (Loss)	831,794,495

Net Asset Value End of Period	$4,020,029,229
Net Asset Value Per Unit (347,400,000 Units)	$11.57

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502